UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 27, 2009


                          AMERICAN STATES WATER COMPANY
             (Exact name of registrant as specified in its charter)
       Registrant's telephone number, including area code: (909) 394-3600

     California                    001-14431                      95-4676679
  (State or other           (Commission File Number)          (I.R.S. Employer
  jurisdiction of                                            Identification No.)
  incorporation or
   organization)

        630 East Foothill Blvd.
         San Dimas, California                                     91773
    (Address of principal executive                             (Zip Code)
               offices)



                           GOLDEN STATE WATER COMPANY
             (Exact name of registrant as specified in its charter)
       Registrant's telephone number, including area code: (909) 394-3600

     California                    001-12008                      95-1243678
  (State or other           (Commission File Number)          (I.R.S. Employer
  jurisdiction of                                            Identification No.)
  incorporation or
   organization)

        630 East Foothill Blvd.
         San Dimas, California                                     91773
    (Address of principal executive                             (Zip Code)
               offices)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On January 27, 2009, the independent members of the Board of Directors approved, upon recommendation of the Compensation Committee, base salaries for 2009 for Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and Golden State Water Company and Treasurer of American States Water Company, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company and Chaparral City Water Company, and McClellan Harris III, Senior Vice President and Assistant Secretary of American States Utility Services, Inc., of $450,000, $278,000, $323,000 and $314,000,
respectively. The independent members of the Board also approved, upon recommendation of the Compensation Committee, bonuses of $90,000, $30,800 and $26,000 for Robert J. Sprowls, Denise L. Kruger and Eva G. Tang, respectively, based on their performance in 2008. In addition, the independent members of the Board agreed to extend Ms. Tang's medical, dental, vision, accidental death and dismemberment and life insurance coverage benefits and reimbursement of club dues for an additional year under her Change in Control Agreement as a result of her promotion to Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and Golden State Water Company and Treasurer of American States Water Company.

      The Board of Directors also approved, upon recommendation of the Compensation Committee, an increase in the annual retainer of the Chair of the Board and the Chair of the Compensation Committee to $120,000 from $100,000 and $9,000 from $7,500, respectively. In addition, the Board approved the payment of an additional $1,200 per quarter to James L. Anderson for assuming certain risk oversight functions for the Board. The Board also approved, upon recommendation of the Compensation Committee, an amendment to the 2003 Non-Employer Directors Plan to permit directors who have provided more than ten years of service to the Board to receive grants of restricted stock units on the same basis as other directors upon the terms specified in the Plan commencing at the Company's annual meeting in 2009.

      On January 30, 2009, the Compensation Committee of the Board of Directors approved an award of stock options in the amount of 15,200 for Mr. Sprowls and 7,600 for Ms. Tang, Ms. Kruger and Mr. Harris, respectively, effective January 30, 2009. Under the terms of the grant, each option will vest on each of the first, second and third anniversaries after the grant date in the percentages of 33%, 33% and 34%, respectively. The stock options have been awarded pursuant to the terms of a stock option agreement in the form previously filed with the Securities and Exchange Commission. The Compensation Committee also approved an award of restricted stock units to the same executive officers in the amount of 2,800 restricted stock units for Mr. Sprowls and 1,400 restricted stock units for Ms. Tang, Ms. Kruger and Mr. Harris, respectively, effective January 30, 2009. The awards vest and restrictions lapse on the first, second and third anniversaries of the grant date in the percentages of 33%, 33% and 34%, respectively. Under the terms of each restricted stock grant, each officer will be entitled to receive dividends payable in additional restricted stock units on each restricted stock unit equal to the amount of dividends payable on an equivalent number of the Company's common shares. The restricted stock units have been awarded pursuant to the terms of a restricted stock unit agreement in the form previously filed with the Securities and Exchange Commission.

                  Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

Exhibit 10.1      2003 Non-Employee Directors Plan, as amended

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN STATES WATER COMPANY

Date: January 30, 2009                         /s/ Eva G. Tang
                                 -----------------------------------------------
                                                   Eva G. Tang
                                 Senior Vice President, Chief Financial Officer,
                                        Corporate Secretary and Treasurer


                                           GOLDEN STATE WATER COMPANY

                                               /s/ Eva G. Tang
                                ------------------------------------------------
                                                   Eva G. Tang
                                Senior Vice President, Chief Financial Officer
                                                 and Secretary